CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

------------------------------------------------------------------------------------------------------------------------------------
                                                               CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                         SERIES 1996-B
                                                                STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================


      PERIOD 22                                                                                                             PAGE # 1
DETERMINATION:10-Jul-98                                                                                             Beginning 6/1/98
DISTRIBUTION:15-Jul-98                                                                                                Ending 6/30/98
       TIME: 7/14/98 13:57


                                                            CLASS A 6.61% ASSET BACKED CERTIFICATES
                                                            CLASS B 6.76% ASSET BACKED CERTIFICATES



                   ORIG PRINCIPAL          BEG PRINCIPAL         PRINCIPAL        INTEREST            TOTAL           END PRINCIPAL
   CLASS              BALANCE                 BALANCE          DISTRIBUTION     DISTRIBUTION      DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------------------------------------------------------
      A            $1,478,422,107.71     $683,110,748.61      $32,588,597.82     $3,762,801.71     $36,351,399.53    $650,522,150.79
      B               $45,725,000.00      $21,127,416.05       $1,007,908.11       $119,017.78      $1,126,925.89     $20,119,507.94







------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS $1,524,147,107.71     $704,238,164.66      $33,596,505.93     $3,881,819.49     $37,478,325.42    $670,641,658.73
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------



                                 FACTOR   INFORMATION   PER   $1,000


                     PRINCIPAL               INTEREST          END PRINCIPAL
   CLASS            DISTRIBUTION           DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
     A               22.04282366          2.54514708          440.01110873
--------------------------------------------------------------------------------
             -------------------------------------------------------------------
     B               22.04282362          2.60290388          440.01110858
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Totals   22.04282366          2.54687981          440.01110873
--------------------------------------------------------------------------------


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                         SERIES 1996-B
                                                                STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

      PERIOD 22                                                                                                         PAGE     # 2
DETERMINATION10-Jul-98                                                                                              Beginning 6/1/98
DISTRIBUTION:15-Jul-98                                                                                                Ending 6/30/98
       TIME: 7/14/98 13:58






                                                                                                              per $1000
Section 5.8 (Servicing Fee                                                                   $586,865.14                   .38504495




------------------------------------------------------------------------------------------------------------------------------------
   Class     Principal      Interest          Total        Prin (per $1000/orig)  Int (per $1000/orig)     Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
     A   $32,588,597.82   $3,762,801.71   $36,351,399.53        22.04282366              2.54514708            24.58797074
     B    $1,007,908.11     $119,017.78    $1,126,925.89        22.04282362              2.60290388            24.64572750



--------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total    $33,596,505.93   $3,881,819.49   $37,478,325.42        22.04282366              2.54687981            24.58970347
------------------------------------------------------------------------------------------------------------------------------------



Section 5.8 (Pool Balance at the end of the Collection Period                            $670,641,658.73


Section 5.8 (Aggregate Net Losses for Collection Period                                      $324,255.84


Section 5.8 (Carryover Shortfall for Collection Period
                                        Class A Interest                                            -
                                        Class B Interest                                            -
                                        Class A Principal                                           -
                                        Class B Principal                                           -
                                          TOTAL                                                     -


Section 5.8 (Reserve Account Balance after Disbursement                                   $21,795,853.91



Section 5.8 (Specified Reserve Account Balance                                            $21,795,853.91



Section 5.8 (Repurchase Amounts for Repurchased Receivables
                                        Seller                                                     $0.00
                                        Servicer                                             $197,999.90
                                          TOTAL                                              $197,999.90



Section 5.8 (Advance Summary for Collection Period
                           Unreimbursed Advances for Period                               $ 4,587,774.95
                           Unreimbursed Advances for Previous Period                      $ 4,667,544.99
                           Change from Previous Period                                      $ (79,770.04)

                          Reimbursed Advance from Collections                                $906,533.88
                          Reimbursed Advance from Liquidation Proceeds                        $26,318.64
                          Reimbursed Advance from Reserve Account Withdrawals                     $ -



(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
------------------------------------------------------------------------------------------------------------------------------------